UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2015

TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	000-49762	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b) The Audit Committee (the “Audit Committee”) of the Board of Directors of Triple-S Management Corporation (the “Company”) requested proposals from several independent registered public accounting firms for the Company’s 2015-2017 audits. The Audit Committee believes that a periodic review of the appointment of the Company's external audit firm is beneficial to the Company and its shareholders. As a result of this competitive process and after careful deliberation of the proposals submitted by these firms, on February 12, 2015, the Company engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accountants for the fiscal year ending December 31, 2015.

During the two fiscal years ended December 31, 2013 and 2014 and the subsequent interim period to the date of the approval of Deloitte’s engagement, the Company did not consult with Deloitte regarding the application of accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company requested that Deloitte review the information set forth in this Item 4.01 before this Current Report on Form 8-K was filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: February 13, 2015	By:	/s/ Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer